Exhibit 10.4
THIRD AMENDED AND RESTATED SERVICING AGREEMENT
BETWEEN
MOUNT LOGAN CAPITAL INC.
AND
BC PARTNERS ADVISORS L.P.
This third amended and restated servicing agreement (“Agreement”) is made as of March 17, 2023 by and between MOUNT LOGAN CAPITAL INC., an Ontario corporation (the “Company”), and BC PARTNERS ADVISORS L.P., a Delaware limited partnership (the “Servicing Agent”).
WHEREAS, the common shares of the Company are listed on the Neo Stock Exchange in Toronto;
WHEREAS on November 20, 2018, the Company and the Servicing Agent entered into a servicing agreement (the “Original Servicing Agreement”) pursuant to which the Company retained the Servicing Agent to provide Administrative Services (as defined in the Original Servicing Agreement) to the Company in the manner and on the terms set out therein;
WHEREAS on December 31, 2020 the Company and the Servicing Agent entered into a side letter to the Original Servicing Agreement (the “Side Letter”) pursuant to which the parties confirmed that from time to time the Company may direct the Servicing Agent to provide certain Administrative Services (as defined in the Original Servicing Agreement) to one or more subsidiaries of the Company with such subsidiary being responsible for the fees and expenses incurred by the Servicing Agent in respect of such Administrative Services;
WHEREAS on November 9, 2021, the Company and the Servicing Agent entered into an amended and restated servicing agreement (the “First Amended Servicing Agreement”) pursuant to which the Company and the Servicing Agent amended and restated the Original Servicing Agreement, as amended by the Side Letter;
WHEREAS on January 23, 2023, the Company and the Servicing Agent entered into a second amended and restated servicing agreement (the “Second Amended Servicing Agreement”) pursuant to which the Company and the Servicing Agent amended and restated the First Amended Servicing Agreement;
WHEREAS, the Company desires to continue to retain the Servicing Agent to provide Administrative Services (as defined below) to the Company in the manner and on the terms hereinafter set forth;
WHEREAS, the Servicing Agent is willing to continue to provide Administrative Services (as defined below) to the Company and its subsidiaries on the terms and conditions hereafter set forth; and

WHEREAS the Company and the Servicing Agent wish to enter into this Agreement to amend and restate the Second Amended Servicing Agreement in its entirety.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Servicing Agent hereby agree as follows:
1.    Duties of the Servicing Agent.
(a)    Engagement of Servicing Agent. The Company hereby retains the Servicing Agent to furnish, or arrange for others to furnish, the Administrative Services described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Servicing Agent hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such Administrative Services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Servicing Agent shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company or any MLC Subsidiary (as defined below) in any way or otherwise be deemed an agent of the Company or any MLC Subsidiary. For the avoidance of doubt, in its capacity as Servicing Agent, the Servicing Agent shall not provide any investment advice or recommendations to the Company or any MLC Subsidiary.
(b)    Administrative Services. The Servicing Agent shall perform (or oversee, or arrange for, or assist with, the performance of) the administrative services necessary for the operation of the Company and one or more of its subsidiaries (as defined in the Business Corporations Act (Ontario) (each, a “MLC Subsidiary”), including, without limitation: (i) provision of office facilities and equipment, clerical, bookkeeping, tax, valuation, general consulting, compliance and recordkeeping services, services regarding the distribution of certain funds managed by MLC Subsidiaries (the “Distribution Services”) and such other administrative services as the Servicing Agent, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement, provided that such services shall not apply in respect of the services listed in Schedule “A” hereto (collectively, the “Excluded Services”), which list of Excluded Services may be updated from time to time by mutual agreement of the Company and the Servicing Agent; and (ii) on behalf of the Company or a MLC Subsidiary, conducting relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, insurance vendors, third party investment managers, banks and such other persons in any such other capacity deemed to be necessary or desirable (collectively, the “Administrative Services”). For the avoidance of any doubt, the parties agree that the Servicing Agent is authorized to enter into sub-administration agreements as the Servicing Agent determines necessary in order to carry out the Administrative Services set forth in this Section 1, subject to the prior approval of the Company.
2.    Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other (including any information in respect of a MLC

Subsidiary) regarding its business and operations as confidential. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by the other party hereto solely for the purpose of rendering Administrative Services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
3.    Compensation; Allocation of Costs and Expenses. In full consideration of the provision of the Administrative Services of the Servicing Agent, the Company or the applicable MLC Subsidiary shall pay fees and expenses to the Servicing Agent at amounts to be agreed between the parties. For greater certainty, in respect of any Administrative Services provided to a MLC Subsidiary, such MLC Subsidiary shall be responsible for the fees and expenses of the Servicing Agent with respect to the portion of the Administrative Services provided to such MLC Subsidiary, and the Company shall cause such MLC Subsidiary to pay for the fees and expenses incurred by the Servicing Agent in respect of such Administrative Services. Without limiting the generality of the foregoing, in respect of the Distribution Services, unless otherwise agreed by the parties, the Company shall reimburse the Servicing Agent or pay such other third party (including broker-dealers) as the Servicing Agent may direct, for (i) the fixed compensation of the consultants providing the Distribution Services (the “Consultants”), (ii) the variable compensation of the Consultants, (iii) legal and other costs associated with the hiring of the Consultants and their ongoing relationship with MLC and the MLC Subsidiaries, and (iv) any costs to the Servicing Agent relating to the broker-dealers used in connection with the Consultants and the Distribution Services.
Each of the Company and the applicable MLC Subsidiary will bear all expenses of its operations and transactions, including (without limitation except as noted) those relating to: the cost of its organization and any offerings; the cost of calculating its net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of any of its securities; fees and expenses payable under any dealer manager or placement agent agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Servicing Agent, or members of the investment team of the Company or the MLC Subsidiary, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s or the MLC’s Subsidiary’s rights; transfer agent and custodial fees; fees and expenses associated with marketing efforts; federal, provincial, state and local registration and filing fees, any stock exchange listing fees and fees payable to rating agencies; federal, provincial, state and local taxes; independent directors’ fees and expenses including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the Ontario Securities Commission, the Securities and Exchange Commission and the Nebraska Department of Insurance (and other applicable regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs), the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s or a MLC Subsidiary’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under applicable federal, provincial, and state securities laws.
4.    Limitation of Liability of the Servicing Agent; Indemnification. The Servicing Agent (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Company or a MLC Subsidiary for any action taken or omitted to be taken by the Servicing Agent in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company or a MLC Subsidiary and the Company shall, and shall cause the applicable MLC Subsidiary to, indemnify, defend and protect the Servicing Agent (and its officers, managers, partners, agents, employees, Consultants, controlling persons, members, and any other person or entity affiliated with the Servicing Agent each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders or a MLC Subsidiary) arising out of or otherwise based upon the performance of any of the Servicing Agent’s duties or obligations under this Agreement or otherwise as administrator for the Company or a MLC Subsidiary. Notwithstanding the preceding sentence of this Section 4 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders or a MLC Subsidiary to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Servicing Agent’s duties or by reason of the reckless disregard of the Servicing Agent’s duties and obligations under this Agreement.
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 4 shall not be construed so as to provide for the indemnification of the Indemnified Parties for any liability (including liability under Canadian securities laws, U.S. federal securities and commodities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 4 to the fullest extent permitted by law.

5.    Activities of the Servicing Agent. The Administrative Services of the Servicing Agent to the Company and a MLC Subsidiary are not to be deemed to be exclusive, and the Servicing Agent and each affiliate is free to render services to others. It is understood that directors, officers, employees and shareholders of the Company and a MLC Subsidiary are or may become interested in the Servicing Agent and its affiliates, as directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Servicing Agent and directors, officers, members, managers, employees, partners and shareholders of the Servicing Agent and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.
6.    Duration and Termination of this Agreement.
(a)    This Agreement shall become effective as of the first date above written. The provisions of Section 4 of this Agreement shall remain in full force and effect, and the Servicing Agent shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Servicing Agent shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 4 shall continue in force and effect and apply to the Servicing Agent and its representatives as and to the extent applicable. This Agreement shall continue in effect for one year from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:
(i)    the vote of the Board; and
(ii)    the vote of a majority of the Company’s directors who are not a “related party” (as defined under Multilateral Instrument 61-101 under Canadian securities laws) of the Servicing Agent.
(b)    The Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice by the vote of the Board or by the Servicing Agent.
(c)    This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly-formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly-formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity.
7.    Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

8.    Assignment. This Agreement may not be “assigned” (as such term is defined in Section 202(a)(1) of the Investment Advisers Act of 1940, as amended) by the Servicing Agent without the written consent of the Company.
9.    Governing Law. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada.
10.    Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
11.    Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.
MOUNT LOGAN CAPITAL INC.
By:    /s/ Jason Roos
Name:    Jason Roos
Title:    Authorized Signatory
BC PARTNERS ADVISORS L.P.
By:    /s/ Edward Goldthorpe
Name:    Edward Goldthorpe
Title:    Authorized Signatory

SCHEDULE “A”
EXCLUDED SERVICES
Effective as of March 17, 2023, the Excluded Services shall comprise:
1.    In respect of Ability Insurance Company, an MLC Subsidiary, services relating to (a) the assets managed by entities other than Mount Logan Management LLC and its affiliates, and (b) its reinsurance assets.